SUB-ITEM 77Q3

TAX-FREE CASH RESERVE PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 2/28/2009
File Number:  811-02729
SERIES NO.:   18

72DD  1 Total income dividends for which record date passed during the period
        Institutional                                 $  11,600
      2 Dividends for a second class of open end company shares
        Private                                       $   1,726
        Personal                                      $      61
        Cash Management                               $   5,761
        Reserve                                       $     136
        Resource                                      $   1,501
        Corporate                                     $     907

73A.  1 Dividends from net invesment income
        Institutional                                    0.0078
      2 Dividends for a second class of open end company shares
        Private                                          0.0065
        Personal                                         0.0052
        Cash Management                                  0.0074
        Reserve                                          0.0041
        Resource                                         0.0070
        Corporate                                        0.0076

74U.  1 Number of shares outstanding (000's omitted)
        Institutional                                 1,476,368
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Private                                         234,876
        Personal                                          9,015
        Cash Management                                 619,141
        Reserve                                          22,636
        Resource                                        197,340
        Corporate                                        77,043

74V.  1  Net asset value per share (to nearest cent)
        Institutional                                     $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Private                                           $1.00
        Personal                                          $1.00
        Cash Management                                   $1.00
        Reserve                                           $1.00
        Resource                                          $1.00
        Corporate                                         $1.00